UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2006 (November 21, 2006)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective as of November 21, 2006, Key Energy Services, Inc. (the “Company”) and its subsidiary guarantors entered into the Second Amendment to Credit Agreement with the several lenders from time to time party thereto and Lehman Commercial Paper Inc., as administrative agent and as collateral agent for the Lenders and other Secured Parties (the “Second Amendment”).  The Second Amendment  (i) gives the Company until July 31, 2007 to file its 2006 Annual Report on Form 10-K and waive any defaults due to failure to file compliant SEC reports for prior periods, (ii) reduces the Eurodollar interest rate spread from 3.75% to 2.50% and commitment fees from 0.50% to 0.375% under the Credit Agreement (defined below); (iii) increases the limitation on capital expenditures through 2009 to $225 million, (iv) increases the stock repurchase basket from $50 million to $250 million and permit repurchases before the Company has made all required SEC filings, (v) increases the permitted acquisitions basket from $50 million to $100 million; and (vi) eliminates the provision requiring the Company to prepay the term loan with excess cash flow. The description of the Credit Agreement is included in Item 2.03 to this Current Report on Form 8-K.  An announcement of the Second Amendment to the Credit Agreement was made by the Company in its press release dated November 22, 2006, filed as Exhibit 99.1 to this Current Report in Form 8-K and incorporated herein by reference.

The description of the Second Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation

See Item 1.01.  As previously reported, on July 29, 2005, the Company entered into the Credit Agreement (the “Credit Agreement”) among the Company, as Borrower, the several lenders from time to time party thereto, Lehman Brothers Inc., as sole lead arranger and sole bookrunner, Lehman Commercial Paper Inc., as syndication agent, administrative agent and as collateral agent, and Wells Fargo Foothill, Inc., as revolving administrative agent.  The Credit Agreement consists of (i) a revolving credit facility in an aggregate principal amount of up to $65,000,000, which will mature on July 29, 2010, (ii) a senior term loan facility in the original aggregate amount of $400,000,000, which will mature on June 30, 2012, and (iii) a prefunded letter of credit facility in the aggregate amount of $82,250,000, which will mature on July 29, 2010.  The description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated August 4, 2005 and incorporated into this Item 2.03 by reference.  The Credit Agreement was previously amended effective as of November 1, 2005 and is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 7, 2005.

Item 7.01.  Regulation FD Disclosure

On November 22, 2006, the Company issued a press release announcing the Second Amendment to the Credit.  A copy of the press release is filed as Exhibit 99.1 to this Current Report in Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

10.1         Second Amendment to Credit Agreement dated as of November 21, 2006, among the Company, as Borrower, the Guarantors, the Lenders, and Lehman Commercial Paper Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties.

99.1         Press Release dated November 21, 2006 announcing the amendment to the credit agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: November 27, 2006	By:	/s/ Newton W. Wilson, III
Newton W. Wilson, III
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement dated as of November 21, 2006, among the Company, as Borrower, the Guarantors, the Lenders, and Lehman Commercial Paper Inc., as administrative agent for the Lenders and as Collateral Agent for the Lenders and other Secured Parties.

99.1	Press Release dated November 21, 2006 announcing the amendment to the credit agreement.